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                              NEVADA POWER COMPANY
                         1993 LONG-TERM INCENTIVE PLAN


                                   ARTICLE I
                                    PURPOSES

     The purposes of this Plan are to motivate and reward corporate officers and certain other key managerial employees of Nevada Power Company (the "Company") to achieve the Company's long term objective of providing the Company shareholders with an above average return on the shareholders' investment and to retain in its employ and reward those persons who by their position, ability and diligence are able to make important contributions to the Company's success.


                                   ARTICLE II
                                  DEFINITIONS

     The terms used in this Plan shall have the following meanings:

         (a) "Award" means the right to receive Incentive Compensation Units following the adjustment, if any, by the Committee to previously granted Units at the end of the Performance Period.

         (b)  "Board of Directors"  means the Board of Directors of the Company.

         (c) "Committee" means the Compensation Committee of the Board of Directors of the Company.

         (d)  "Company" means Nevada Power Company.

         (e) "Employee" means any person who is employed on a permanent basis by and receives a regular salary from the Company.

         (f) "Fair Market Value" means the average closing market price of the common shares of the Company on the New York Stock Exchange for the 15 trading days immediately preceding the date in question.

         (g)  "Grant"   means  a   conditional  right  to    receive   Incentive
Compensation Units, subject to adjustment or rescission by the Committee pursuant to the terms of the Plan.

         (h) "Incentive Compensation Units" means the units granted or awarded to Participants pursuant to the provisions of the Plan. Each Incentive Compensation Unit awarded under the Plan represents the right to receive one common share of the Company.

         (i)  "Participant"   means  any  Employee  who  is  granted   Incentive
Compensation benefits hereunder.

         (j) "Performance Period" means the time period beginning on the date of the grant of Incentive Compensation Units (as defined below) pursuant to this Plan, and ending on the third anniversary of the date of the grant.

         (k) "Total Common Shareholder Return" means the dividends paid with respect to the common shares of a company and the increase in the Fair Market Value of the common shares of a company.

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                                  ARTICLE III
                                 ADMINISTRATION

     (a) The complete and sole administration of the Plan is the responsibility of the Compensation Committee (sometimes hereinafter called the "Committee"), appointed by the Board of Directors. No member of the Committee shall be eligible for any grant under the Plan for any period during which he served as a member of the Committee. No member of the Committee shall be liable for any act done or determination made in good faith.

     (b) The construction and interpretation by the Committee of any provision of this Plan shall be final and conclusive. The Committee shall determine, from time to time, subject to the provisions of this Plan, the Employees who shall participate in the Plan (sometimes hereinafter called "Participants"), and the number of Incentive Compensation Units (sometimes hereinafter called "Units") to be granted and awarded to each Participant under this Plan.

     (c) The Committee's determinations under the Plan, including without limitation, determinations as to the persons to receive grants or awards of Units, the terms and provisions of such grants or awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive grants or awards under the Plan, whether or not such persons are similarly situated.


                                   ARTICLE IV
                            MAXIMUM NUMBER OF UNITS

     The maximum number of Units outstanding according to the Incentive Compensation Ledger to the credit of the Participants at any one time shall not exceed 200,000 Units. Each Unit awarded under the Plan will represent the right to receive one common share of the Company.


                                   ARTICLE V
                          INCENTIVE COMPENSATION UNITS

     (a) Incentive Compensation Units may be granted to persons who at the time of the grant are full time Employees of the Company. While all such Employees are eligible to be considered for the receipt of Incentive Compensation Units, it is contemplated that only those Employees who perform services of special importance to the Company in the management, operation, and development of the business will be selected to receive Incentive Compensation Units. Subject to the terms, provisions, and conditions of this Plan, the Committee is hereby authorized to (a) select the Employees to be granted Incentive Compensation Units (it being understood that more than one grant may be made to the same person), (b) determine the number of Incentive Compensation Units covered by each grant, and (c) prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any Incentive Compensation Units granted under this Plan.

     (b) The amount of the individual grant of Incentive Compensation Units to the Employees will be determined by the Committee by giving consideration to the functions and responsibilities of the Employee, the Employee's contribution to the achievement of the Company's objectives, and such other factors as the Committee deems relevant.


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                                   ARTICLE VI
                    ADJUSTMENTS TO ACCOUNTS OF PARTICIPANTS

     (a) At the end of each Performance Period, the Committee may adjust the number of Incentive Compensation Units previously granted to the Participants based upon the Total Common Shareholder Return of the Company as compared with the Total Common Shareholder Return of companies included in the Merrill Lynch Electric Utility Index during the Performance Period, or such other measures of performance as the Committee deems appropriate.

     (b) Except as otherwise provided herein, in making adjustments to the number of Units granted to Participants pursuant to this Paragraph, the Committee shall have the discretion to rescind the Incentive Compensation Units previously granted to the Participants.

     (c) Except as otherwise provided herein, in the event of any share dividend on the common shares of the Company, any split-up or combination of the common shares, any distribution other than in cash, the issuance of rights to subscribe to additional common shares of the Company, or any material change in the capitalization or business structure of the Company, appropriate adjustment shall be made by the Committee subject to approval of the Board of Directors, in the aggregate number of Units which may be granted and awarded under this Plan and in the number of Units granted to each Participant under this Plan. In the event of the reclassification of common shares of the Company into shares of any other class, the Committee, subject to approval of the Board of Directors, is authorized to make such adjustment in the terms of the Plan as the Committee may deem equitable.

     (d) Notwithstanding the foregoing, previously granted Units which have been awarded to a Participant pursuant to the provisions of the Plan will not be subject to adjustment or rescission.


                                  ARTICLE VII
                           TERMINATION OF EMPLOYMENT

     (a) A Participant whose employment with the Company is terminated by voluntary resignation (other than retirement) or by termination for cause during a Performance Period will not be entitled to an award of any of the Incentive Compensation Units granted to him (nor to any upward adjustments to such grant), except as provided in Paragraph (b) of Article VIII, unless the Committee in its absolute discretion determines the circumstances exceptional and not contrary to the interest of the Company.

     (b) A Participant whose employment with the Company is terminated without cause due to retirement or death during a Performance Period will be entitled to a prorated portion of a grant based upon the proportion of full time employment during the Performance Period, counting the year of retirement as a full year, after adjustment to the Units granted pursuant to Article VI.









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                                  ARTICLE VIII
                               PAYMENT OF AWARDS

     (a) At the end of a Performance Period, or upon the termination of any Participant's employment with the Company, and after the adjustment provided for by Article VI, there shall be awarded to the Participant, or in the event of the Participant's death to his Beneficiary or Beneficiaries designated under Paragraph (d) of this Article VIII, the Incentive Compensation Units previously granted to the Participant.

     (b) Notwithstanding anything herein to the contrary, in the event of a change in control of the Company, Units previously granted to Participants under the Plan shall automatically be awarded to Participants without the necessity of further action by the Committee or Company and shall be paid to Participants pursuant to this Article VIII. The occurrence of any of the following events shall constitute a change in control of the Company: (1) the dissolution or liquidation of the Company; (2) the reorganization, merger, or consolidation with one or more corporations in which the Company is not the surviving corporation; (3) the sale, exchange, or transfer of Company stock resulting in any person or the person's affiliates owning more than 20 percent of the outstanding shares; (4) the election to the Company's Board of Directors of new members who were not originally nominated to the Board at the previous two annual meetings if, as a result of this election, new members constitute a majority of the Board, and (5) the sale of all or substantially all of the Company's assets.

     (c) Awards shall be made by payment to the Participant of one common share of the Company for each Incentive Compensation Unit awarded to the Participant.

     (d) Each person within 30 days of becoming a Participant under this Plan shall file with the Secretary of the Company a notice in writing designating one or more Beneficiaries to whom payments otherwise due the Participant shall be made in the event of his death while in the employ of the Company or after severance therefrom. The benefits of a deceased Participant who has not completed a beneficiary designation shall be paid to the Participant's spouse, or if none, to the Participant's estate.

     (e) Notwithstanding the foregoing, and except as provided in Paragraph (b) of this Article VIII, previously granted Incentive Compensation Units will not be awarded at the end of a Performance Period if dividends on the common shares of the Company have been reduced during the Performance Period, and any Units granted at the beginning of the Performance Period will be held until such time as the Committee determines that the grant shall be either awarded or rescinded.


                                   ARTICLE IX
                           NONALIENATION OF BENEFITS

     No right or benefit or payment under this Plan shall be subject to transfer, anticipation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit or payment hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If any Participant or Beneficiary hereunder should become bankrupt or attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit or payment hereunder, then such right or benefit or payment shall, in the sole discretion of the Committee, terminate.
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                                   ARTICLE X
                        AMENDMENT OR TERMINATION OF PLAN

     (a) The Board of Directors may amend or terminate this Plan at any time, except that Units awarded to a Participant (and the corresponding right to receive common shares of Company stock) pursuant to the Plan may not be subject to reduction or rescission, and except that without approval by vote of holders of the outstanding common shares of the Company, the maximum number of Plan Units which may be granted to all Participants may not be increased and this
Article X may not be amended.

     (b) Unless sooner terminated pursuant to the provisions herein, the Plan shall terminate on January 1, 2006. No grants of Incentive Compensation Units shall be made under this Plan after December 31, 2002, and no awards of Incentive Compensation Units shall be made under this Plan after December 31, 2005.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     (a) No Employee or other person shall have any claim or right to receive Units under the Plan until an award is approved by the Committee, except as provided in Paragraph (b) of Article VIII. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company.

     (b) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for the payment of any benefits hereunder. No Participant or other person shall have any interest in any particular asset of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the right of a general unsecured creditor of the Company with respect to any rights under the Plan.

     (c) The Company shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such award.

     (d) No Employee shall have any right as a shareholder under this Plan unless and until certificates for shares of common shares are transferred to Employee in payment of an award hereunder.

     (e) For purposes of paying benefits to the Participants pursuant to the Plan, the Committee may purchase common shares, may use common shares held in the Company's treasury, or may issue authorized but unissued common shares, subject to appropriate regulatory approval.

     (f) The obligation of the Company to sell and deliver common shares under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of common shares issued hereunder may be legended as the Board shall deem appropriate.




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                                  ARTICLE XII
                             EFFECTIVE DATE OF PLAN

     This Plan shall become operative and in effect on such date as shall be fixed by the Board of Directors of the Company in its sole discretion following approval by vote of the holders of the outstanding common shares of the Company.



















































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